                                                                    EXHIBIT 23.2

                             ACCOUNTANTS' CONSENT

The Board of Directors
Logility, Inc.:


We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Combined Financial Data" and "Experts" in the prospectus.



                                        KPMG Peat Marwick LLP



Atlanta, Georgia
September 5, 1997